SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2006

QUEST OIL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-26619	98-0207745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2038 Corte Del Nogal, Suite 110
Carlsbad, CA 92011
(Address of principal executive offices)

760-804-8844
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Rule or Standard

On November 14, 2006, Quest Oil Corporation (the “Company”) failed to file its Form 10QSB for the period ending September 30, 2006 (the “Form 10QSB”) as required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission. The Company was unable to file the Form 10QSB because the Company needed additional time to complete the report and its auditors needed additional time to review the Company’s financial statements. On November 14, 2006, the Company filed an NT 10-Q on Form 12b-25 with the Securities and Exchange Commission, requesting an extension to file the Form 10QSB.

On November 11, 2006, the Company received a delinquency notification from the NASD regarding the Company’s failure to file the Form 10QSB. Pursuant to the letter, the Company was allowed a grace period under NASD Rule 6530 ending December 21, 2006 in which to file the report.

As of the date of this report, the Company and its auditors continue to need additional time to complete the report. The Company does not expect to be able to file the Form 10QSB within the grace period ending December 21, 2006. On December 20, 2006, the Company filed for a hearing request with the NASD requesting a hearing to appeal the NASD staff’s determination of delinquency. On December 20, 2006, the Company received confirmation of the hearing request from the NASD and is currently awaiting scheduling of a hearing date. The Company is currently working towards filing the 10QSB with the Securities and Exchange Commission before the hearing date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUEST OIL CORPORATION
/s/	Phillip C. Scott ______________
By:	Phillip C. Scott
Its:	Chief Financial Officer